UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 29, 2012

Date of Report (Date of earliest event reported)

Rovi Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 29, 2012, Rovi Corporation (“Rovi”), as guarantor, and two of its wholly-owned subsidiaries, Rovi Solutions Corporation and Rovi Guides, Inc., as borrowers (the “Borrowers”) and certain of Rovi’s other subsidiaries, as subsidiary guarantors (together with Rovi and the Borrowers, the “Loan Parties”), entered into an Amended and Restated Credit Agreement, dated as of March 29, 2012 (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement amends and restates the Borrowers’ prior credit agreement with other parties thereto, dated as of February 7, 2011 (the “Initial Credit Agreement”).

The Amended and Restated Credit Agreement provides for two new tranches of term loans: (i) $215 million principal amount of “Tranche A-2 Loans”, and (ii) $585 million principal amount of “Tranche B-2 Loans” (together with the Tranche A-2 Loans, the “New Loans”). In addition, approximately $427.5 million principal amount of “Tranche A Loans” under the Initial Credit Agreement remain outstanding and were redesignated under the Amended and Restated Credit Agreement as “Tranche A-1 Loans.”

The Tranche A-1 Loans continue to mature on February 7, 2016. The Tranche A-2 Loans mature on March 29, 2017. The Tranche B-2 Loans mature on March 29, 2019. The Borrowers used approximately $297.8 million of the proceeds of the New Loans to repay in full all outstanding “Tranche B Loans” under the Initial Credit Agreement and expect to use the remaining proceeds for general corporate purposes.

The Tranche A-1 Loans continue to bear interest, at the Borrower’s option, at a rate equal to either the LIBOR rate, plus an applicable margin of 2.50% per annum, or the prime lending rate, plus an applicable margin equal to 1.50% per annum. The Tranche A-2 Loans bear interest, at the Borrowers’ option, at a rate equal to either the LIBOR rate, plus an applicable margin equal to 2.25% per annum or the prime lending rate, plus an applicable margin equal to 1.25% per annum. The Tranche B-2 Loans bear interest, at the Borrowers’ option, at a rate equal to either the LIBOR rate, plus an applicable margin equal to 3.00% per annum (subject to a 1.0% LIBOR floor) or the prime lending rate, plus an applicable margin equal to 2.00% per annum. The applicable margin for the Tranche B-2 Loans is subject to reduction by 0.25% based upon Rovi’s total leverage ratio.

The Borrowers’ obligations under the Amended and Restated Credit Agreement and any hedging or treasury management obligations entered into with a lender are guaranteed by Rovi and each of Rovi’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than certain immaterial subsidiaries) and certain material foreign subsidiaries.

The Loan Parties’ obligations under the Amended and Restated Credit Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (a) in all tangible and intangible assets, except for certain customary excluded assets, and (b) all of the capital stock owned by the Loan Parties (limited, in the case of a first-tier foreign subsidiary, to 66% of the capital stock of first-tier foreign subsidiaries).

The Borrowers are permitted to make voluntary prepayments at any time at any time without payment of a premium, except that a 1% premium would apply to a repricing of the Tranche B-2 Loans effected on or prior to the first anniversary of the closing date for the Amended and Restated Credit Agreement. The Borrowers are required to make mandatory prepayments of term loans (without payment of a premium) with (1) net cash proceeds from non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (2) net cash proceeds from issuances of debt (other than certain permitted debt), (3) beginning with the fiscal year ending December 31, 2012, 50% of Rovi’s excess cash flow (provided that no payment is required to be made if Rovi’s total secured leverage ratio is less than 2.50:1), and (4) casualty proceeds and condemnation awards (subject to reinvestment rights other exceptions). The amortization schedule for the Tranche A-1 Loans remains unchanged. The Tranche A-2 Loans will amortize in annual installments in an aggregate annual amount equal to 5% of the original principal amount thereof in the first and second year, 10% in the third and fourth year, with any remaining balance payable on the final maturity date of the Tranche A-2 Loans. The Tranche B-2 Loans will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the loans.

The Amended and Restated Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to Rovi and its subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness, and dividends and other distributions. The Amended and Restated Credit Agreement contains financial covenants that require Loan Parties to maintain a minimum consolidated interest coverage ratio and a maximum total leverage ratio.

Events of default under the Amended and Restated Credit Agreement include: the failure by the Borrowers to timely make payments due under the Amended and Restated Credit Agreement; material misrepresentations or misstatements in any representation or warranty of either of the Borrowers; failure by either of the Borrowers to comply with their covenants under the Amended and Restated Credit Agreement and other related agreements; certain defaults under a specified amount of other indebtedness of Rovi or its subsidiaries; insolvency or bankruptcy-related events with respect to either of the Borrowers or their respective subsidiaries; certain judgments against either of the Borrowers or their respective subsidiaries; certain ERISA-related events reasonably expected to have a material adverse effect on Rovi and its subsidiaries or the imposition of a lien on the properties of Rovi or any of its subsidiaries; certain security interests or liens under the loan documents cease to be or are asserted by Rovi or its subsidiaries to not be in full force and effect; any loan document or material provision thereof cease to be, or any proceeding is instituted asserting that such loan document or material provision is not, in full force and effect; and the occurrence of a change in control.

The foregoing description of the Amended and Restated Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

This Current Report on Form 8-K includes forward-looking statements regarding future events. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the anticipated uses of the net proceeds from the offering. These statements are based on current expectations on the date of this report and involve a number of significant risks and uncertainties which may cause actual results to differ significantly from such estimates. Rovi’s Securities and Exchange Commission filings identify many other risks and uncertainties. Any forward-looking statements that we make in this report speak only as of the date of such statement, and Rovi undertakes no obligation, except as required by law, to update such statements.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Amended and Restated Credit Agreement, dated as of March 29, 2012, among Rovi Guides, Inc. and Rovi Solutions Corporation, as borrowers, the subsidiary guarantors, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, Merrill Lynch, Pierce, Fenner & Smith, Inc., as joint bookrunner, Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: March 29, 2012	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel

EXHIBIT INDEX

Number	Description

10.1	Amended and Restated Credit Agreement, dated as of March 29, 2012, among Rovi Guides, Inc. and Rovi Solutions Corporation, as borrowers, the subsidiary guarantors, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, Merrill Lynch, Pierce, Fenner & Smith, Inc., as joint bookrunner, Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.